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                                                                    Exhibit 99.2

                                FIRST AMENDMENT
                                      TO
                           ASSET PURCHASE AGREEMENT
                           ------------------------


     This First Amendment to Asset Purchase Agreement ("First Amendment") is made as of the 25th day of November, 1996 by and between IDS/Jones Growth Partners 87-A, Ltd., a Colorado limited partnership ("Seller") and Roseville Cable Company, a California corporation ("Buyer").

                                    RECITALS
                                    --------
     A. Seller and Buyer are the parties to that certain Asset Purchase Agreement ("Agreement") made as of the 14th day of October, 1996.

     B. Section 10.5(c) of the Agreement, as a condition precedent to Buyer's performance thereunder, required that the Boards of Directors of Buyer and Roseville Communications Company not later than November 29, 1996 ratify, confirm and approve the execution and delivery of the Agreement.

     C. The parties now desire to extend the date set forth in Section 10.5(c) of the Agreement.

     NOW, THEREFORE, for and in consideration of the foregoing recitals, the parties agree as follows:

     1. Section 10.5(c) of the Agreement is hereby amended to read in full as follows:

         "(c) The Boards of Directors of Buyer and Roseville Communications Company shall not later than December 20, 1996 ratify, confirm and approve the execution and delivery of this Agreement; provided, however, the failure to ratify, confirm and approve this Agreement shall not be deemed a breach hereof, and in such event Buyer and Seller shall have no further obligation to the other."

     2.  The Agreement shall otherwise remain in full force and effect.
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     IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this First Amendment to Asset Purchase Agreement at Roseville, California as of the date first written.


                              ROSEVILLE CABLE COMPANY,
                              a California corporation

                              By: [SIGNATURE APPEARS HERE]
                                  -----------------------------------

                              IDS/JONES GROWTH PARTNERS 87-A, LTD.,
                              a Colorado limited partnership


                              By:  JONES CABLE CORPORATION, a
                                   Colorado corporation, its
                                   Managing General Partner

                                   By: /s/ Elizabeth Sheele
                                      -------------------------------
                                       V.P.